EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Omnicom Group Inc.:

        We consent to the incorporation by reference in the registration statements (Registration Statement Nos. 333-84498, 333-33972, 333-37634, 333-41717, 333-70091, 333-74591, 333-74727, 333-74879, 333-84349, 333-90931, 333-108063, 333-115892) on Form S-8, (Registration Statement No. 333-47426) on Form S-4, and (Registration Statement Nos. 333-22589, 333-35670, 333-43883, 333-44481, 333-44483, 333-47047, 333-52828, 333-104391, 333-112840, 333-112841, 333-132625, 333-136434-02) on Form S-3 of Omnicom Group Inc. and subsidiaries of our reports dated February 26, 2007, with respect to the consolidated balance sheets of Omnicom Group Inc. and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of income, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2006, and the related financial statement schedule on page S-1, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of Omnicom Group Inc. and subsidiaries.

        As discussed in Note 9 to the consolidated financial statements, Omnicom Group Inc. and subsidiaries adopted SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R)” on December 31, 2006.

/s/ KPMG LLP

New York, New York
February 26, 2007